EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of the 26th day of February, 1993, by and between SOLA Optical USA, Inc. (the "Company") and Stephen J. Lee (the "Executive").


                                   WITNESSETH:

     WHEREAS, the Executive is currently employed by the Company; and

     WHEREAS, the Company and the Executive wish to provide for the continued employment of the Executive with the Company on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, the parties hereto agree as follows:

     1. Term of Employment.

     (a) The Company hereby agrees to continue the employment of the Executive and the Executive hereby accepts continued employment with the Company, in the positions and with the duties and responsibilities as set forth in Section 2 hereof for the term of employment under this Agreement (the "Term"), subject to the terms and conditions of this Agreement.

     (b) The Term shall commence as of the date hereof and shall continue until (but not including) the third anniversary of that date or such later date to which the

Term may be extended in accordance with the provisions of Section 7 hereof.

     2. Position; Duties and Responsibilities. During the Term, the Executive shall be employed by the Company as Vice President Human Resources and Secretary of the SOLA Group. The duties and responsibilities of the Executive shall be those currently assigned to the Executive and such other duties and responsibilities as the Company, in its sole discretion, shall assign to Executive, including duties and responsibilities which relate to the operations of, or are for the benefit of, subsidiaries and affiliates of the Company. During the Term, the Executive shall serve the Company faithfully and diligently and shall devote full working time and attention exclusively to the Executive's duties and responsibilities hereunder. During the period of the Executive's employment under this Agreement, the Executive shall be assigned to such of the Company's works or offices or the works or offices of any subsidiary or affiliate of the Company as may reasonably be determined (bearing in mind the personal circumstances of, and following discussion with, the Executive) from time to time by the Board of Directors of the Company.

     3. Compensation. During the Term, the Executive shall receive a salary at a rate that is not less than the rate in effect on the date hereof, payable in accordance with the Company's standard payroll practices and subject to discretionary increases in accordance with the Company's normal review procedures and policies.

     4. Benefits.

     (a) During the Term, the Executive shall be eligible to participate in the pension, life insurance, medical, hospitalization, disability and other employee benefit plans of the Company specified on the attached Schedule. In addition, the Executive shall be entitled to the other benefits specified on the attached Schedule.

     (b) During the Term, the Company shall reimburse the Executive for reasonable and necessary expenses related to the Executive's performance of the Executive's duties under the Agreement, upon submission of detailed vouchers therefor in accordance with the Company's standard practices as in effect from time to time.

     5. Termination of Employment.

     (a) A termination by the Company of the Executive's employment automatically terminates the Term as of the date of such termination of employment. If a termination of the Term by the Company is for Cause (as defined in Section 6 hereof), then the Company shall provide the Executive (or the Executive's estate) with written notice to that effect within 30 days of such termination.

     (b) A termination by the Executive of the Executive's employment will automatically terminate the Term as of the date of such termination of employment; provided, however, that the Executive must give the Company written notice at least three months prior to such termination (or such shorter period as may be consented to by the Company). The Company shall not unreasonably withhold its consent to a notice period of less than three months. A termination of the Term by the Executive for Good Reason (as defined in Section 6 hereof) shall be treated as such only if the Executive, in the written notice referred to above, makes a statement to that effect and describes the circumstances constituting Good Reason.

     (c) The Term will automatically terminate upon the death or Disability (as defined in Section 6 hereof) of the Executive.

     (d) In the event that the Term is  terminated  (i) by the Company for Cause
(ii) by the Executive other than for Good Reason, or (iii) as a result of the Executive's death or Disability, then, as of the date of such termination, the Company shall have no further obligations to the Executive hereunder, other than for salary through the date of the termination.

     (e) In the event that the Term is terminated (i) by the Company other than for Cause or (ii) by the Executive for Good Reason, then the Company shall continue to pay the Executive, in accordance with the Company's standard payroll practices, the Executive's salary, at the rate in effect pursuant to Section 3 hereof as of the date of such termination, through the date on which the Term would expire pursuant to Sections 1 and 7 hereof (without regard to the operation of this Section 5) were the Company to have given written notice pursuant to Section 7 on the date of such termination.

     (f) Upon any termination of the Term described in Subsection 5(e) hereof, the Executive's employment with the Company shall be deemed to continue through the date on which the Term would expire pursuant to Sections 1 and 7 hereof (without regard to the operation of this Section 5) were the Company to have given written notice pursuant to Section 7 on the date of such termination for purposes of determining (i) the Executive's coverage under the pension, life insurance, medical, hospitalization, disability and other employee benefit plans of the Company specified on the attached Schedule and (ii) the Executive's entitlement to the other benefits specified on the attached Schedule; provided, however, that the Executive will not be entitled to any benefit (other than a reimbursement for repatriation costs) under any plan designed to provide for the payment of expatriation expenses after the date on which such Executive ceases to reside in the United States.

     6. Definitions.

     "Cause" means (i) a material breach by the Executive of the terms of this Agreement, including, but not limited to, a disclosure of Company Confidential Information or Affiliate Confidential Information in violation of Section 8 hereof, (ii) the commission by the Executive of a felony or an act which is materially detrimental to the Company's reputation, (iii) the commission by the Executive of acts of fraud, material dishonesty or gross misconduct in connection with the business of the Company, or (iv) repeated and willful failure by the Executive to perform the Executive's duties hereunder after a demand for such performance is delivered to the Executive by the Company.

     "Disability" means an inability on the part of the Executive to perform in accordance herewith by reason of a mental or physical disorder or injury constituting "long-term disability" as defined under the Company's medical plans as in effect from time to time.

     "Good Reason" means a termination on account of a substantial diminution of the Executive's responsibilities within the Company, unless such diminution results from a sustained inability on the part of the Executive to satisfactorily perform the Executive's duties under this Agreement or any reason constituting Cause.

     7. Extension. The Term shall continue in effect following the third anniversary of the date hereof unless and until either (i) the Executive gives written notice to the Company of the termination thereof at least three months in advance or (ii) the Company gives written notice to the

Executive of the termination thereof at least twelve months in advance.

     8. Covenant Not to Compete; Confidentiality. The Executive recognizes that the services to be performed hereunder are special, unique, and extraordinary and that by reason of the Executive's prior employment with the Company and the employment contemplated by this Agreement the Executive has acquired and will acquire confidential information and trade secrets concerning the Company's operations ("Company Confidential Information") and the operations of its parent and affiliates ("Affiliate Confidential Information"). Accordingly, it is agreed that:

     (a) During the Term, and for the greater of one year following the Term or any period following the Term covered by payments provided for in Section 5 hereof, the Executive will not, directly or indirectly, as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise, become or be interested in or associated with any other corporation, firm or business engaged in the same or a similar or competitive business with the Company or any of its affiliates in any geographical area in which the Company or any of its affiliates are then engaged in business, provided that the Executive's ownership, directly or indirectly, of not more than one percent of the issued and outstanding stock of a corporation the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not, in any event, be deemed to be a violation of this subsection.

     (b) The Executive shall not divulge to any entity or person, other than the Company or its affiliates, or, in the event of an assignment of this Agreement pursuant to Section 13 hereof, the assignee and its affiliates, if any, whether during the Term or after the expiration or termination thereof, any Company Confidential Information concerning the Company's customer lists, research or development programs or plans, processes, methods or any other of its trade secrets, except information that is then available to the public in published literature and became publicly available through no fault of the Executive.

     (c) The Executive shall not divulge to any person or entity, including an assignee of this Agreement and its affiliates, but excepting the Company and its affiliates, whether during the Term or after the expiration or termination thereof, any Affiliate Confidential Information acquired by the Executive concerning the customer lists, research or development programs or plans, processes, methods or any other trade secrets of the parent or any affiliate, except information which is then available to the public in published literature and became publicly available through no fault of the Executive.

     (d) The Executive acknowledges that all information the disclosure of which is prohibited hereby is of a confidential and proprietary character and of great value to the Company and its affiliates. Upon the expiration or termination of the Term, the Executive shall forthwith deliver up to the Company all records, memoranda, data and documents of any description which refer or relate in any way to Company Confidential Information or Affiliate Confidential Information and return to the Company any of its equipment and property which may then be in the Executive's possession or under the Executive's personal control. Upon the assignment of this Agreement, pursuant to Section 13, the Executive shall forthwith deliver up to the Company all records, memoranda, data and documents of any description which refer or relate in any way to Affiliate Confidential Information and return to the Company any of its equipment and property which may then be in the Executive's possession or under the Executive's personal control.

     (e) The Executive agrees during the Term and for a two year period after the expiration or termination thereof not to disclose the terms of this Agreement to any person other than the Executive's immediate family, the Executive's attorneys, accountants and other professional advisors or a prospective employer permitted hereby, except as otherwise required by law.

     (f) The Company shall be entitled, in addition to any other right or remedy that it may have at law or in equity with respect to a breach of this Agreement by the Executive (including the right to terminate payments pursuant to Subsection 5(d) hereof), to an injunction, without the posting of a bond or other security, enjoining or restraining the Executive from any violation or threatened violation of this section, and the Executive hereby consents to the issuance of such an injunction.

     9. Mitigation. The Executive shall not be required to mitigate the amount of any payments or benefits provided for in Subsection 5(e) or Subsection 5(f) hereof by seeking other employment or a consultancy with any other entity or otherwise, but the Executive shall notify the Company of any employment or consultancy engaged in by the Executive during the period covered by any payments or benefits provided in Subsection 5(e) or Subsection 5(f) hereof and
(i) the amounts payable pursuant to Subsection 5(e) shall be reduced by the amount of any salary, discretionary bonus, fees, stock, stock options, stock dividends or any non-cash consideration so paid or payable with respect to such period and (ii) the benefits to be provided pursuant to Subsection 5(f) shall be reduced by any comparable benefits available with respect to such period. The amounts payable pursuant to Subsection 5(e) and the benefits provided pursuant to Subsection 5(f) shall not be reduced by any payment due under the Pilkington plc Special Incentive Plan for Key Sola Management Executives.

     10. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any payment or benefits provided under this Agreement, and no such payment or benefits shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law.

     11. Notices. All notices given hereunder will be deemed sufficient if given in writing and delivered either personally or sent by certified mail to the Executive at the Executive's address set forth in the records of the Company or to the Company at its principal offices for the attention of the President of the Company, or, in either case, to such other persons or addresses as either party may request by notice.

     12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to principles of conflicts of laws.

     13. Assignment. This Agreement may be assigned by the Company to any non-affiliate of the Company that shall succeed to all or a substantial portion of the business and assets of the Company. In addition, this Agreement may be assigned by the Company to any subsidiary or affiliate of the Company. In the event of any assignment of this

Agreement, the Company shall, concurrently with such assignment, cause the assignee to assume the obligations of the Company hereunder by a written agreement addressed to the Executive with the same effect as if such assignee were the "Company" hereunder. The Executive acknowledges and agrees that in consideration for entering into this Agreement, the Executive's obligations to the Company set forth in Section 8 hereof shall survive assignment and remain an obligation owed by the Executive to the Company. The Executive further acknowledges that the Company shall retain its rights under Subsection 8(f) hereof with respect to the enforcement of the Executive's obligations to the Company under Section 8. This Agreement is personal to the Executive and the Executive may not assign any rights or delegate any responsibilities hereunder without the prior approval of the Company.

     14. Arbitration. With respect to any controversy arising out of or with respect to this Agreement, or the subject matter hereof, such controversy shall be settled by final and binding arbitration in California in accordance with the then-existing rules (the "Rules") of the American Arbitration Association ("AAA") and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of California, regardless of its or any jurisdiction's choice of law principles. In any such arbitration, the award or decision shall be rendered by a majority of the members of a Board of Arbitrators consisting of three members, one of whom shall be appointed by each party and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of the two party-appointed arbitrators. In the event of a failure of the two party-appointed arbitrators to agree within sixty days of the commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within thirty days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. Any award made in favor of the Executive shall be limited to a recovery of contract damages limited to foreseeable damages which are a direct consequence of a breach of this Agreement. In further limitation of any award made to the Executive, the arbitrators are not empowered to award any other damages or order any other remedy including, but not limited to, compensatory and punitive damages.

     15. Sale of the Company. In the event of a transfer, pursuant to privately negotiated transaction, of substantially all of the stock or assets of the Company, the

Company shall either (i) assign this Agreement, pursuant to Section 13 hereof, to an affiliate (of the Company prior to the transfer) or (ii) cause the transferee, or an affiliate of the transferee to assume the obligations of the Company hereunder by a written agreement addressed to the Executive with the same effect as if such transferee or affiliate of the transferee, as the case may be, were the "Company" hereunder. For purposes of this section, a sale of stock as part of a public offering shall not be treated as pursuant to a privately negotiated transaction.

     16. Entire Agreement. This Agreement contains the entire agreement between the Company and the Executive concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, between them with respect thereto.

     17. Amendment or Waiver. This Agreement cannot be changed, modified or amended without the consent in writing of both the Executive and the Company. No waiver by either the Company or the Executive at any time of a breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized representative of the Company, as the case may be.

     18. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                                       SOLA Optical USA, Inc.


                                                       /s/ Philip R. Hyde, Esq.
                                                       -------------------------
                                                       By:  Philip R. Hyde, Esq.
                                                            Assistant Secretary


                                                       /s/ Stephen J. Lee
                                                       -------------------------
                                                       Stephen J. Lee

Schedule of Continuing Benefits Entitlement Pursuant to Paragraph 4(a) of the Attached Agreement between SOLA Optical USA Inc. and Stephen J. Lee.

Copies of the rules and details of the following benefits are available from Stephen J. Lee, Vice President Human Resources, The SOLA Group.


 1.  Participation in the SOLA Group Management Incentive Plan.

 2. Participation in the Pilkington Visioncare Long Term Bonus plan or its successor.

 3.  Participation   in  the  SOLA  Group  Healthcare  and  Insurance  Plans  in
     accordance with Company Policy.

 4.  Payment of an Executive Healthcare Supplement.

 5. Reimbursement of the cost of a Company Car under the terms of the SOLA Group Company Automobile Policy for US Executives.

 6.  Payment of an Expatriate Accommodation Allowance.

 7.  Provision of Tax Return Preparation and Advice.

 8. Participation in a retirement plan(s) providing equivalent benefits to the Pilkington Superannuation Scheme and the Pilkington Senior Managers' Pension Scheme.

 9.  Reimbursement  of Family Home Leave  Travel  whilst  resident in the United
     States

10. Payment of Family Education Support under the Company's Overseas Relocation Policy.

11. Reimbursement of Telephone Expenses under the Company's Policy for Senior Executives.

12.  Reimbursement of one-time costs of repatriation, ie:

     Transportation of the executive and family to the United Kingdom under the Company's customary travel policy.

     Relocation of family pets.

     Relocation and insurance in transit of household goods and personal effects.

     The selling and closing costs of the exective's California residence.